QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2004

EARTHLINK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	58-2511877 (I.R.S. Employer Identification No.)
1375 Peachtree St., Atlanta, Georgia (Address of principal executive offices)	30309 (Zip Code)
(404) 815-0770 (Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

        In connection with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, the Board of Directors of EarthLink, Inc. ("EarthLink") approved the establishment of a sales plan by Sky D. Dayton, Chairman of the Board of Directors of EarthLink, to sell up to a maximum of 300,000 shares (the "Shares") of EarthLink's common stock, par value $.01 per share (the "Common Stock"), beginning when the last shares in the current sales plan (plan dated November 18, 2003) are sold and ending on August 31, 2005. Under Mr. Dayton's sales plan, certain specified amounts of Shares may be sold on a weekly basis subject to the trading price of EarthLink's Common Stock. According to Mr. Dayton's latest filing with the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934, Mr. Dayton owned 3,241,983 shares of EarthLink Common Stock as of May 17, 2004.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC. (Registrant)
	By:	/s/ CHARLES G. BETTY Name: Charles G. Betty Title: Chief Executive Officer
Date: May 25, 2004

3

QuickLinks

  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURE